Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Equity Incentive Plan of Ardmore Shipping Corporation of our report dated April 6, 2016, with respect to the consolidated financial statements of Ardmore Shipping Corporation included in its Annual Report (Form 20-F) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Dublin, Ireland

August 26, 2016